News from Carbiz Inc.

Media Contact: Jennifer Downey, Software Operations Manager, CarBiz Inc., (941) 952-9255, ext 1203 Company Contact: Carl Ritter, Chief Executive Officer, Carbiz Inc., (941) 952-9255, ext. 1014

Carbiz Inc. enters into $2,500,000 convertible debenture financing

SARASOTA, FL, March 12, 2007) Carl Ritter, chief executive officer of Carbiz Inc. (OTCBB:CBZFF.OB) (“Carbiz”), announced that CarBiz has finalized a deal that will assist in funding the expansion strategy of its business. A US$2.5 million convertible debenture financing with Trafalgar Capital Specialized Investment Fund, Luxemburg (“Trafalgar”) will provide CarBiz with capital to grow its chain of used car dealerships in the State of Florida.

Carl Ritter stated “the completion of this funding will provide the capital we need to continue to roll-out our expansion strategy. We will provide more details on our expansion strategy later this month as we finalize our plans.”

Under the terms of the financing with Trafalgar, Carbiz sold an aggregate of US$2.5 million secured convertible debentures to Trafalgar, of which US$1 million was released upon executing the financing documents, US$750,000 will be released upon the filing of a registration statement with the United States Securities and Exchange Commission (the “SEC”) registering the common shares underlying the debentures and certain common shares underlying warrants to purchase such shares (the “Registration Statement”), and US$750,000 will be released on a date to be specified by the parties, which in no event shall be later than June 30, 2007. The debentures bear an annual interest rate of (i) 12% compounded monthly from the date of issuance until Carbiz files the Registration Statement; (ii) 10% compounded monthly from the date the Registration Statement is filed until it is declared effective by the staff of the SEC; and (iii) 8% per annum thereafter until such debentures are repaid in full. Subject to certain limitations, the debentures are convertible at Trafalgar’s option into common shares of Carbiz at a price per share equal to the lesser of (i) an amount equal to US$0.22, or (b) an amount equal to 85% of the lowest daily closing bid price of the Carbiz’s common shares, as quoted by Bloomberg, L.P., both for the five trading days immediately preceding the date of conversion. These debentures contain certain liquidated damage provisions for the failure to meet certain criteria as set forth in the financing documents. The debentures are also secured by all of the assets of Carbiz and Carbiz was required to irrevocably pledge 30 million of its common shares to ensure full and prompt payment of the debentures, with Trafalgar having the ability to seize such assets and shares in the case of an event of default in accordance with the terms of the financing documents.

In addition to the aforementioned debentures, Carbiz issued to Trafalgar warrants to purchase up to 2.5 million common shares of Carbiz at a exercise price of US$0.15 per share, with such warrants being exercisable over the next 5 years.

A more detailed description of the financing with Trafalgar, as well as a copy of the financing documents, is set forth in Carbiz’s current report on Form 8-K filed with the SEC on March 12, 2007.

The offered securities were not registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and may not be offered or sold within the United States or, to, or for the account or benefit of, U.S. persons, as such term is defined in registration S under the 1933 Act, except in certain transactions exempt from the registration requirements of the 1933 Act and applicable State Securities Laws.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

About Carbiz

Based in Sarasota, Florida, Carbiz is a leading provider of software, training and consulting solutions to the United States automotive industry. Carbiz’s suite of business solutions includes dealer software products focused on the “buy-here pay-here”, sub-prime finance and automotive accounting markets. Carbiz also operates “buy-here pay-here” dealerships in Florida through its Carbiz Auto Credit division that are wholly-owned or joint venture companies. Capitalizing on expertise developed over 10 years of providing software and consulting services to “buy-here, pay-here” businesses across the United States, Carbiz entered the market in 2004 with a location in Palmetto, Florida. Carbiz has added two more credit centers since – in Tampa and St. Petersburg – and Carbiz seeks to expand its operations in Florida in the future. For more information about Carbiz and its services, visit Carbiz’s web site: www.carbiz.com.

Forward-Looking Statements

All statements, other than statements of historical fact, in this news release are forward-looking statements that involve various risks and uncertainties, including, without limitation, statements regarding the future growth plans and objectives of Carbiz. There can be no assurance that such statements will prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements as a result of known and unknown risks, uncertainties and other factors. Such factors that could cause actual results and future events to differ from those anticipated in such statements include, but are not limited to, the market acceptance of Carbiz’s Auto Credit Centers, the ability of CarBiz to effectively deploy the funds received from the convertible debenture financing, the ability of CarBiz to close on additional tranches of the convertible debenture financing, the possibility that the liquidated damage provisions or the default provisions could be triggered under the terms of the convertible debenture financing which could be adverse to CarBiz, Carbiz’s ability to measure the default rate of its borrowers, competition, the impact of any changes in applicable government regulation and general economic conditions. These and all subsequent written and oral forward-looking statements are based on the estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Carbiz assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.